EXHIBIT 10.5
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EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT ("Agreement"), dated the 1st of December, 2001, is by and between Indiginet, Inc., a Florida corporation, (Company), and Clinton J. Wilson (Employee), a Colorado, resident.

RECITALS
--------

A. Employee possesses certain unique skills, talents, contacts, judgment and knowledge of the Company's businesses, strategies, ethics and objectives.

B. In order to provide for continuity in the executive management of the Company, which continuity is deemed to be vital to the continued growth and success of the Company, and in order that the Company may continue to avail itself of the unique skills, talents, contacts, judgment and knowledge of Employee, the Company desires to ensure the retention of Employee in the employ of the Company.

C. Employee desires to be assured of duties and responsibilities commensurate with Employee's education, experience and background, and salary, bonus, incentive compensation and other benefits and perquisites at levels that reflect Employee's anticipated future contributions to the Company.

IN CONSIDERATION of the foregoing premises and the parties' mutual covenants and undertakings contained in this Agreement, the Company and Employee agree as follows:

ARTICLE 1. DEFINITIONS

Capitalized terms used in this Agreement shall have their defined meaning throughout the Agreement. The following terms shall have the meanings set forth below, unless the context clearly requires otherwise.

1.1 "Agreement" means this Employment Agreement, as from time to time amended.

1.2 "Base Salary" means the total annual cash compensation payable on a regular periodic basis, without regard to voluntary or mandatory deferrals, as set forth at paragraph 3.1 of this Agreement.

1.3 "Beneficiary" means the person or persons designated in writing to the Company by Employee to receive benefits payable after Employee's death. In the absence of such designation or in the event that all of the persons so designated predecease Employee. Beneficiary means the executor, administrator or personal representative of Employee's estate.

1.4 "Board" means the Board of Directors of the Company.

1.5 "Cause" has the meaning set forth at paragraph 4.2 of this Agreement.

1.6 "Company" means all of the following, jointly and severally: (a) Indiginet, Inc.; (b) any Subsidiary; and (c) any Successor.

1.7 "Confidential Information: means information that is proprietary to the Company or proprietary to others and entrusted to the Company, whether or not trade secrets. Confidential Information includes, but is not limited to, information relating to business plans and to business as conducted or anticipated to be conducted, and to past or current or anticipated products. Confidential Information also includes, without limitation, information concerning research, development, purchasing, accounting, marketing, selling and services. All information that has a reasonable basis to consider confidential is Confidential Information, whether or not originated by and without regard to the manner in which Employee obtains access to this and any other proprietary information.

1.8 "Date of Termination" has the meaning set forth at paragraph 4.6(b) of this Agreement.



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1.9  "Disability"  means the  unwillingness  or inability of Employee to perform
Employee's duties under this Agreement because of incapacity due to physical or mental illness, bodily injury or disease for a period of four (4) months.

1.10 "Employee" means Clinton J. Wilson.

1.11 "Good Reason" has the meaning set forth at paragraph 4.3 of this Agreement.

1.12 "Notice of Termination" has the meaning set forth at paragraph 4.6(a) of this Agreement.

1.13 "Plan" means any bonus or incentive compensation agreement, plan, program, policy or arrangement sponsored, maintained or contributed to by the Company, to which the Company is a party or under which employees of the Company are covered, including, without limitation, any stock option, restricted stock or any other equity-based compensation plan, annual or long-term incentive (bonus) plan, and any employee benefit plan, such as a thrift, pension, profit sharing, deferred compensation, medical, dental, disability, accident, life insurance, automobile allowance, perquisite, fringe benefit, vacation, sick or parental leave, severance or relocation plan or policy or any other agreement, plan, program, policy or arrangement intended to benefit employees or executive officers of the Company.

1.14 "Subsidiary" means any corporation, at least a majority of whose securities having ordinary voting power for the election of directors (other than securities having such power only by reason of the occurrence of a contingency), at the time owned by the Company and/or one (1) or more Subsidiaries.

1.15 "Successor" has the meaning set forth at paragraph 7.2 of this Agreement.

1.16 "Inventions" means ideas, improvements and discoveries, whether or not such are patentable or copyrightable, and whether or not in writing or reduced to practice.

1.17 "Works of Authorship" means writings, drawings, software, semiconductor mask works, and any other works of authorship, whether or not such are copyrightable.

ARTICLE 2. EMPLOYMENT, DUTIES AND TERM

2.1 EMPLOYMENT. Upon the terms and conditions set forth in this Agreement, the Company hereby employs Employee, and Employee accepts such employment, as President. Except as expressly provided herein, termination of this Agreement by either party or by mutual agreement of the parties shall also terminate Employee's employment by Company.

2.2 DUTIES. During the term of this Agreement, and excluding any periods of vacation, disability or other leave to which Employee is entitled, Employee agrees to devote full time attention and time during normal business hours to the business and affairs of the Company and to the extent necessary to discharge the responsibilities assigned to Employee hereunder and under the Company's bylaws, as amended from time to time, to use Employee's reasonable best efforts to perform faithfully and efficiently such responsibilities. During the term of this Agreement, it shall not be a violation of this Agreement to serve on corporate, civic or charitable boards or committees, deliver lectures, fulfill speaking engagements or teach at educational institutions and manage personal investments, so long as such activities do not significantly interfere with the performance of Employee's responsibilities as an employee of the Company in accordance with this Agreement. It is expressly understood and agreed that to the extent that any such activities have been conducted by Employee prior to the date of this Agreement, the continued conduct of such activities (or the conduct of activities similar in nature and scope thereto) subsequent to the date of this Agreement shall not thereafter be deemed to interfere with the performance of Employee's responsibilities to the Company. Employee shall comply with the Company's policies and procedures; provided, that to the extent such policies and procedures are inconsistent with this Agreement, the provisions of this Agreement shall control.


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2.3 CERTAIN  PROPRIETARY  INFORMATION.  If Employee  possesses  any  proprietary information of another person or entity as a result of prior employment or relationship, Employee shall honor any legal obligation that has been entered into with that person or entity with respect to such proprietary information.

2.4 TERM. Subject to the provisions of Article 4, the term of employment of under this Agreement shall continue until two (2) years from the date first set forth. The terms of the Agreement shall require renegotiation and this current Agreement will not automatically renew without the written consent of the Parties. The Agreement can be renewed with the written consent of both parties.

2.5 RETURN OF PROPRIETARY PROPERTY. Employee agrees that all property in Employee's possession belonging to Company, including, without limitation, all documents, reports, manuals, memoranda, computer print-outs, customer lists, credit cards, keys, identification, products, access cards, automobiles and all other property relating in any way to the business of the Company are the exclusive property of the Company, even if Employee authored, created or assisted in authoring or creating, such property. Employee shall return to the Company all such documents and property immediately upon termination of employment or at such earlier time as the Company may reasonably request.

ARTICLE 3. COMPENSATION, BENEFITS AND EXPENSES

3.1 BASE SALARY. During the term of Employee's employment under this Agreement and for as long thereafter as required pursuant to Article 4, the Company shall pay to Employee a monthly Base Salary of $10,416.67 during the first twelve (12) months of the term and $12,500.00 during the second twelve (12) months of the term, or at such higher rate as may from time to time be approved by the Board. Such Base Salary is to be paid in substantially equal regular periodic payments in accordance with the Company's regular payroll practices. If Employee's Base Salary is increased from time to time during the term of Employee's employment under this Agreement, the increased amount shall become the Base Salary for the remainder of the term and any extensions of Employee's term of employment under this Agreement and for as long thereafter as required pursuant to Article 4, subject to any subsequent increases.

3.1.1 COMPANY STOCK OPTIONS. The Company will provide to Employee from time to time stock options under the Company's Incentive Stock Option Plan. Upon implementation of the Company's Incentive Stock Option Plan, Employee initially will have the option to purchase a total of 11,175,300 shares of the Company's common stock ("Common Stock"), which shares will vest in accordance with, and be further subject to, the terms and conditions of the Incentive Stock Option Plan. The grant of the initial options will be no later than December 31, 2002. The exercise price will be $0.10 per share.

3.1.2 TERMINATION ALLOWANCE. Should the Employee be terminated from employment of the Company by the Company during the first year of employment, the Company shall continue to pay to Employee his Base Salary as well as the continuation of Employee's benefits for a period of six (6) months ("Termination Allowance"). The payments shall be made periodically or in one lump sum at the sole discretion of the Company. This provision will not be effective if the Company terminates the Employee for Cause.

3.1.3 DEFERRED COMPENSATION. In addition to all other compensation, the Company shall pay to Employee the sum of $25,000 (less applicable withholding amounts) each year on the anniversary date of this Agreement.

3.2 OTHER COMPENSATION AND BENEFITS. In addition, the Company shall provide to Employee health and dental insurance coverage of Employee's immediate family in accordance with the Company's Plans and life insurance on Employee in the amount of $100,000 with the cost of the physical to be borne by the Company. Employee shall also receive an annual allowance of $1,000.00 for expenses relating to legal, financial planning and tax assistance; provided, that, Employee use firms associated with the Company unless such firm is unable to represent Employee as a result of any rules governing professional responsibility. Employee shall be entitled to three (3) weeks of paid vacation each year which may be accrued into the second year and must be used. Employee shall not be entitled to cash in lieu of vacation. Nothing paid to Employee under any Plan presently in effect or made



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



available in the future shall be deemed to be in lieu of the Base Salary, bonuses, incentives or compensation of any other nature otherwise payable to Employee.

3.3 BUSINESS EXPENSES. During the term of Employee's employment under this Agreement and as for as long thereafter as required pursuant to Article 4, the Company shall, in accordance with, and to the extent of, its uniform policies in effect from time to time, bear all ordinary and necessary business expenses incurred by Employee in performing Employee's duties as an employee of the Company, including, without limitation, all travel and living expenses when away from home on business in the service of the Company. The Company will also reimburse employee for business use of personal vehicle according to the Companies expense policies. All such reimbursement shall be made only upon receipt by the Company of a properly documented expense report.

3.4 OFFICE AND FACILITIES. During the term of Employee's employment under this Agreement, the Company shall furnish Employee with office space, and secretarial service, together with such other reasonable facilities and services as are suitable, necessary and appropriate in the Denver, Colorado metropolitan area.

ARTICLE 4. EARLY TERMINATION

4.1 EARLY TERMINATION. Subject to the respective continuing obligations of the parties pursuant to Article 5, this Article 4 sets forth the terms for early termination of Employee's employment under this Agreement.

4.2 TERMINATION BY THE COMPANY FOR CAUSE. The Company may terminate this Agreement for Cause. For purposes of this Agreement, "Cause" means (a) an act or acts of personal dishonesty taken by and intended to result in substantial personal enrichment of Employee at the expense of the Company, (b) violations by Employee of Employee's obligations under paragraph 2.2 and which are not remedied within a reasonable period after Employee's receipt of notice of such violations from the Company or (C) the engaging by Employee in illegal conduct that is materially and demonstrably injurious to the Company. For purposes of this paragraph 4.2, no act, or failure to act, on Employee's part shall be considered "dishonest," or "intended" unless done, or omitted to be done, by Employee in bad faith and without reasonable belief that Employee's action or omission was in, or not opposed to, the best interest of the Company. If the employee is terminated under this provision will not result in Employee receiving the Termination Allowance as detailed in preceding paragraph 3.1.2.

4.3 TERMINATION BY FOR GOOD REASON. Employee may terminate Employee's employment under this Agreement for Good Reason in accordance with the ensuing provisions of this paragraph 4.3. Termination by Employee for "Good Reason" shall mean termination of employment based on any one or more of the following:

(a) An adverse change in Employee's status or position as an Employee of the Company, including, without limitation, any adverse change in Employee's status or position as a result of a material diminution in Employee's duties, responsibilities or authority as of the date of this Agreement (except in connection with the termination of Employee's employment for Cause in accordance with paragraph 4.2 hereof or Disability or death in accordance with paragraph
4.4 hereof);

(b) A reduction by the Company in Employee's Base Salary as in effect on the date of this Agreement or as the same may be increased from time to time or a change in the eligibility requirements or performance criteria under any Plan under which Employee is covered immediately prior to the date of this Agreement, which adversely affects Employee;

(c) Without replacement by a Plan providing benefits to Employee equal to or greater than those discontinued, the failure by the Company to continue in effect, within its maximum stated term, any Plan in which Employee is participating on the date of this Agreement or the taking of any action by the Company that would adversely affect Employee's participation or materially reduce Employee's benefits under any Plan;



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(d) The taking of any action by the  Company  that would  materially,  adversely affect the physical conditions existing immediately prior to the date of this Agreement in or under which Employee performs their employment duties;

(e) The Company's requiring Employee to be based anywhere other than where Employee's office is located as of the date of this Agreement, except for required travel on the Company's business to an extent substantially consistent with the business travel obligations which undertook on behalf of the Company prior to the date of this Agreement;

(f) The failure by the Company to obtain from any Successor an assent to this Agreement contemplated by paragraph 7.2; or

(g) Any purported termination by the Company of this Agreement or the employment of the Employee by the Company which is not expressly authorized by this Agreement or any breach of this Agreement by the Company other than an isolated, insubstantial and inadvertent failure not occurring in bad faith and which is remedied by the Company within a reasonable period after the Company's receipt of notice thereof from the Employee. Notwithstanding any other provision of this Agreement to the contrary, any termination by Employee of employment for any reason during the thirty (30) day period immediately following a Change-of-Control of the Company shall be a termination for Good Reason.

4.4 TERMINATION IN THE EVENT OF DEATH OR DISABILITY. The term of Employee's employment under this Agreement shall terminate in the event of Employee's death or Disability.

4.5 TERMINATION BY MUTUAL AGREEMENT. The parties may terminate Employee's employment under this Agreement at any time by mutual written agreement.

4.6 NOTICE OF TERMINATION; DATE OF TERMINATION; OFFER OF CONTINUED EMPLOYMENT. The provisions of this paragraph 4.6 shall apply in connection with any early termination of Employee's employment under this Agreement pursuant to this
Article 4.

(a) For purposes of this Agreement, a "Notice of Termination" shall mean a notice which shall indicate the specific termination provisions in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide the bases for such termination. Any purported termination by the Company or by Employee pursuant to this Article 4 (other than a termination by mutual agreement pursuant to paragraph 4.5 or death) shall be communicated by written Notice of Termination to the other party hereto.

(b) For purposes of this Agreement, "Date of Termination" shall mean : (1) if Employee's employment is terminated due to death, the last day of the month first following the month during which Employee's death occurs; (2) if Employee's employment is to be terminated for Disability, thirty (30) calendar days after Notice of Termination is given; (3) if Employee's employment is terminated by the Company for Cause or by or for Good Reason, the date specified in the Notice of Termination; (4) if Employee's employment is terminated by mutual agreement of the parties, the date specified in such agreement; or (5) if Employee's employment is terminated for any other reason, the date specified in the Notice of Termination, which in no event shall be a date earlier than ninety
(90) calendar days after the date on which a Notice of Termination is given, unless an earlier date has been expressly agreed to by Company in writing either in advance of, or after, receiving such Notice of Termination; provided however, if within thirty (30) calendar days after giving of a Notice of Termination the recipient of the Notice of Termination notifies the other party that a dispute exists concerning the termination, then the Date of Termination shall be the date on which the dispute is finally determined, whether by mutual written agreement of the parties, by final and binding arbitration or by final judgment, order or decree of a court of competent jurisdiction (the time for appeal therefrom having expired or no appeal having been perfected). During the pendency of any such dispute and until the dispute is resolved in the manner provided in the immediately preceding sentence, the Company will continue to pay all compensation and benefits to which Employee was entitled pursuant to Article 3 immediately prior to the time the Notice of Termination is given.



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(c) If this  Agreement is terminated  other than by reason of (1) the expiration of the term hereof as described at paragraph 2.3, (2) Employee's Disability or death, (3) Employee's termination for Cause pursuant to paragraph 4.2 which termination for Cause has been agreed to by or has been determined in a proceeding as provided in paragraph 7.3 or (4) by mutual agreement of the parties pursuant to paragraph 4.5, may, but shall not be required to, not later than ten (10) days after the Date of Termination, provide a written offer of continued employment with the Company in accordance with the terms of this Agreement which terms shall, in the case of a termination by Employee for Good Reason pursuant to paragraph 4.3, include the Company taking any such steps as may be necessary to eliminate, in a manner reasonably satisfactory to any conditions which created such good reason for such termination. Within ten (10) days of its receipt of such offer, the Company shall provide Employee with a written acceptance or rejection of such offer. Failure of the Company to so accept or reject such offer within such period shall be deemed to be a rejection of such offer. The parties hereby acknowledge that Employee's failure to provide such offer to the Company shall in no way impair, affect or constitute a waiver of Employee's right to enforce the Company's obligations under this Agreement and the Company shall not assert such failure as a defense in any action or proceeding by to enforce the Company's obligation under this Agreement.

ARTICLE 5. CONFIDENTIAL INFORMATION

5.1 PROHIBITIONS AGAINST USE. Employee will not during or subsequent to the termination of Employee's employment under this Agreement use or disclose, other than in connection with Employee's employment with the Company, any Confidential Information to any person not employed by the Company or not authorized by the Company to receive such Confidential Information, without the prior written consent of the Company. Employee will use reasonable and prudent care to safeguard and protect and prevent the unauthorized use and disclosure of Confidential Information. The obligations contained in this paragraph 5.1 will survive for as long as the Company in its sole judgment considers the information to be Confidential Information. The obligations under this paragraph
5.1 will not apply to any Confidential Information that is now or becomes generally available to the public through no fault of Employee or to Employee's disclosure of any confidential Information required by law or judicial or administrative process.

ARTICLE 6. NON-COMPETITION

6.1 NON-COMPETITION. Subject to paragraph 6.2 and 6.3, Employee agrees that during the term of this Agreement and for a period of one (1) year following termination of employment for any reason, Employee will not directly or indirectly, alone or as a partner, officer, director, shareholder or employee of any other firm or entity, engage in any commercial activity in competition with any part of the Company's business as conducted during the term of the Agreement or as of the date of such termination of employment or with any part of the Company's contemplated business with respect to which has Confidential Information as governed by Article 5. This provision shall apply to the United States of America and its territories and possessions for the duration of the terms of this non-competition clause. For purposes of this clause (a), "shareholder" shall not include beneficial ownership of less than five percent (5%) of the combined voting power of all issued and outstanding voting securities of a publicly held corporation whose stock is traded on a major stock exchange or quoted on NASDAQ.

6.2 EARLY TERMINATION. Notwithstanding paragraph 6.1, if Employee's employment terminates under circumstances which entitle Employee to receive damages for breach of this Agreement pursuant to paragraph 4.7(e) and the company fails to provide Employee with any compensation of benefits due Employee pursuant to paragraph 4.7(e) and does not remedy such failure within ten (10) days after receipt of notice of such failure from Employee, the restrictions set forth in paragraph 6.1 shall cease to apply to for the remainder of the period to which such restrictions would otherwise apply notwithstanding any subsequent remedy of such failure by the Company.


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6.3 EMPLOYER'S OPTION TO REVISE. At its sole option, the Company may, by written notice to Employee within thirty (30) days after the effective date of the termination of Employee's employment, waive or limit the time and/or geographic area in which is prohibited from engaging in competitive activity.

6.4 COVENANT NOT TO RECRUIT. Employee recognizes that the Company's workforce constitutes an important and vital aspect of its business on a world-wide basis. Employee agrees that for a period of (1) one year following the termination of this agreement, for any reason whatsoever, Employee shall not solicit, or assist anyone else in the solicitation of, any of the Company's then-current employees, to terminate their employment with the Company and to become employed by any business enterprise with which the Employee may then be associated, affiliated or connected.

ARTICLE 7. GENERAL PROVISIONS

7.1 No Adequate Remedy. The parties declare that it is impossible to accurately measure in money the damages, which will accrue to either party by reason of a failure to perform any of the obligations under this Agreement. Therefore, if either party shall institute any action or proceeding to enforce the provisions hereof the party against whom such action or proceeding is brought hereby waives the claim or defense that such party has an adequate remedy at law, and such party shall not assert in any such action or proceeding the claim or defenses that such party has an adequate remedy at law.

7.2  SUCCESSORS AND ASSIGNS.

(a) This Agreement shall be binding upon and inure to the benefit of any Successor of the Company and each Subsidiary, and any such Successor shall absolutely and unconditionally assume all of the Company's and any Subsidiary's obligations hereunder. Upon Employee's written request, the Company will seek to have any Successor, by agreement in form and substance satisfactory to Employee, assent to the fulfillment by the Company of their obligations under this Agreement. Failure to obtain such assent at least three (3) business days prior to the time a person or entity becomes a Successor (or Where the Company does not have at least three (3) business days' advance notice that a person or entity may become a Successor, within one (1) business day after having notice that such person or entity may become or has become a Successor) shall constitute Good Reason for termination by Employee of employment pursuant to paragraph 4.3. For purposes of this Agreement, "Successor" shall mean any corporation, individual, group, association, partnership, firm, venture or other entity or person that, subsequent to the date hereof, succeeds to the actual or practical ability to control (either immediately or with the passage of time), all or substantially all of the Company's business and/or assets, directly or indirectly, by merger, consolidation, recapitalization, purchase, liquidation, redemption, assignment, similar corporate transaction, operation of law or otherwise.

(b) This Agreement and all rights of hereunder shall inure to the benefit of and be enforceable by Employee's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If Employee should die while any amounts would still be payable to Employee hereunder if Employee had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to Employee's devisee, legatee, or other designee or, if there be no such designee, to Employee's estate. Employee may not assign this Agreement, in whole or in any part, without the prior written consent of the Company.

7.3 DISPUTES. Any dispute, controversy or claim for damages arising under or in connection with this Agreement shall, in Company's sole discretion, be settled exclusively by such judicial remedies as Company may seek to pursue or by Arbitration in Denver, Colorado in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrators' award in any court having jurisdiction; provided, however, that Employee shall be entitled to seek specific performance of Employee's right to be paid until the Date of Termination during the pendency of any dispute or controversy arising under or in connection with this Agreement. The Company and the Employee shall each bear their own costs and expenses, including attorney's fees, arising in connection with any arbitration proceeding pursuant to this paragraph 7.3. The Company shall be entitled to seek an injunction or restraining order in a court of competent jurisdiction to enforce the provisions of Articles 5 and 6.


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


7.4 NO OFFSETS. In no event shall any amount payable to Employee pursuant to this Agreement be reduced for purposes of ffsetting, either directly or indirectly, any indebtedness or liability of Employee to the Company.

7.5 WAIVER OF CLAIMS. Employee hereby releases, waives and discharges any and all claims, whether legal, equitable or otherwise, against the Company, the Parent Corporation or any director, officer, employee or agent thereof, which Employee may now or at any time in the future have to any payments under any agreement between Employee and the Company, in excess of the amounts determined under the express provisions of such agreement.

7.6 NOTICES. All notices, requests and demands given to or made pursuant hereto shall, except as otherwise specified herein, be in writing and be personally delivered or mailed postage prepaid, registered or certified U.S. mail, to any party as its address set forth on the last page of this Agreement. Either party may, by notice hereunder, designate a changed address. Any notice hereunder shall be deemed effectively given and received: (a) if personally delivered, upon delivery; or (b) if mailed, on the registered date or the date stamped on the certified mail receipt.

7.7 WITHHOLDING. To the extent required by any applicable law, including, without limitation, any federal or state income tax or excise tax law or laws, the Federal Insurance Contributions Act, the Federal Unemployment Tax Act or any comparable federal, state or local laws, the Company retains the right to withhold such portion of any amount or amounts payable to under this Agreement as the Company (on the written advice of outside counsel) deems necessary.

7.8 CAPTIONS. The various headings or captions in this Agreement are for convenience only and shall not affect the meaning or interpretation of this Agreement.

7.9 GOVERNING LAW. The validity, interpretation, construction, performance, enforcement and remedies of or relating to this Agreement, and the rights and obligations of the parties hereunder, shall be governed by the substantive laws of the State of Colorado (without regard to the conflict of laws rules or statutes of any jurisdiction).

7.10 CONSTRUCTION. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Agreement.

7.11 WAIVERS. No failure on the part of either party to exercise, and no delay in exercising, any right or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right or remedy granted hereby or by any related document or by law.

7.12 MODIFICATIONS. This Agreement may not be modified or amended except by written instrument sighed by the parties hereto.

7.13 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement and understanding between the parties hereto in reference to all the matters herein agreed upon. This Agreement replaces in full all prior employment agreements or understandings of the parties hereto, and any and all such prior agreements or understandings are hereby rescinded by mutual agreement.

7.14  COUNTERPARTS.   This  Agreement  may  be  executed  in  one  (1)  or  more counterparts, each of which shall be deemed to be an original but all of which together will constitute one (1) and the same instrument.

7.15 SURVIVAL. The parties expressly acknowledge and agree that the provisions of this Agreement which by their express or implied terms extend beyond the termination of Employee's employment hereunder or beyond the termination of this Agreement shall continue in full force and effect notwithstanding Employee's termination of employment hereunder or the termination of this Agreement, respectively.

ARTICLE 8. INVENTIONS

8.1 DISCLOSURE AND ASSIGNMENT OF INVENTIONS AND OTHER WORKS. Employee shall promptly disclose to the Company in writing all inventions and works of authorship which are conceived, made, discovered, written or created by alone or jointly with another person, group or entity, whether during the normal hours of my employment at the Company or on Employee's own time, during the term of this Agreement and for one year after termination of this Agreement. Shall assign all rights to all such inventions and works of authorship to the Company. shall give the Company all the assistance it reasonably requires in order for Company to perfect, protect, and use its rights to inventions and works of authorship.
Employee shall sign all such documents, take all such actions and supply all such information that the Company considers necessary or desirable in order to transfer or record the transfer of Employee's entire right, title and interest in such inventions and works of authorship; and in order to enable the Company to obtain exclusive patent, copyright, or other legal protection for inventions and works of authorship. The company shall bear any reasonable expenses in this regard.

8.2 EXEMPTION. An exemption shall exist for an invention for which no equipment, supplies, facility or trade secret information of the employer was used and which was developed entirely on the Employee's own time, and (1) which does not relate (a) directly to the business of the employer or (b) to the employer's actual or demonstrably anticipated research or development, or (2) which does not result from any work performed by the employee for the employer.

8.3 ADDITIONAL EXCLUSIONS. The inventions and works of authorship set forth in Schedule A to this Agreement which Employee owns or controls shall also be excluded from operation of paragraph 8.1 of this Agreement, and represents that such inventions and works of authorship were conceived, made, written, or created by him prior to employment with the Company (although they may be useful to the Company), its subsidiaries or affiliates. Other than the inventions and works of authorship listed in Schedule A, does not own or control rights in any inventions or works of authorship and shall not assert any such rights against the Company. If no Schedule A is attached to this agreement, Employee makes no claim of exclusion.

IN WITNESS WHEREOF, the parties hereto have caused this Employment Agreement to be duly executed and delivered as of the day and year first above written.

EMPLOYEE                                      COMPANY


/s/ Clinton J. Wilson
---------------------------------             By: /s/
Clinton J. Wilson                                -------------------------------

                                              Title:
                                                    ----------------------------

Address: 5197 E. Nichols Lane
         Littleton, Colorado 80122





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